MERGER AGREEMENT AND PLAN OF MERGER

THIS MERGER AGREEMENT AND PLAN OF MERGER (the “Agreement”) is made and entered into this 10th day of May 2019, by and among:

(A)        Darkstar Ventures, Inc., a publicly-traded Nevada corporation with an address at 7 Eliezri Street, Jerusalem, Israel (“DarkStar”);

(B)       Avraham Bengio, an individual with an address at 7 Eliezri Street, Jerusalem, Israel (“Bengio”); and

(C)       Samsara Luggage, Inc., a Delaware corporation with an address at One University Plaza, Suite 505, Hackensack, NewJersey 07601 (“Samsara”);

Darkstar, Bengio, and Samsara are hereinafter collectively referred to as the “Parties.”

INTRODUCTION

A.       Darkstar is a Nevada corporation of which at least 27,200,000 shares of its common stock, $0.0001 par value per share (the “DarkStar Common Stock”) are publicly-traded and listed on the OTC Markets OTC Pink quotation service (“OTCPink”) under the symbol “DAVC”.

B.       Samsara is private Delaware corporation.

C.       Each of the board of directors of Darkstar and Samsara deems it advisable, fair, and in the best interest of such corporation and its respective stockholders that Samsara merge with and into Darkstar, with Samsara becoming extinct and Darkstar the surviving entity, upon the terms and subject to the conditions hereinafter set forth (the “Merger”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto intending to be bound hereby, it is agreed as follows:

1.       The Merger

1.1       Upon the terms and subject to the conditions set forth in this Agreement, on the Effective Time (as defined in Section 3.1) below, Samsara shall be merged with and into Darkstar, and the separate existence of Samsara shall cease. Darkstar shall be the surviving corporation in the Merger (the “Surviving Corporation”) and shall continue to be a corporation formed under the laws of the State of Nevada.

1.2       The Merger shall have the effects specified in the General Corporation Law of the State of Delaware, as amended (the “DGGL”), and in the Nevada Revised Statutes, as amended (the “NRS”), and the Surviving Corporation shall succeed, without other transfer, to all of the assets and property (whether real, personal or mixed), rights, privileges, franchises, immunities and powers of Samsara, and shall assume and be subject to all of the liabilities, obligations and restrictions of every kind and description of Samsara, including, without limitation, all outstanding indebtedness of Samsara.

1.3       If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Samsara or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Samsara or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Samsara or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

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1.4       The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of Darkstar as in effect immediately before the Effective Time, without change unless and until amended in accordance with applicable law.

1.5       The Bylaws of the Surviving Corporation shall be the Bylaws of Darkstar as in effect immediately before the Effective Time, without change unless and until amended in accordance with applicable law.

1.6       At the Effective Time, the directors and officers of Samsara in office immediately before the Effective Time shall become the directors and officers of the Surviving Corporation, with each of such directors and officers to hold office subject to the applicable provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation and the NRS until his or her successor is duly elected or appointed and qualified.

2.       Effect of Merger on Capital Stock; Conversion of Shares

2.1       At the Effective Time, as a result of the Merger, each share of Samsara’s common stock, $0.001 per value per share (“Samsara Stock”), issued and outstanding immediately before the Effective Time (but excluding Dissenting Shares, as defined in Section 2.4 below), shall , by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become 2,589,400,000 validly issued, fully paid, and non-assessable shares of the Surviving Corporation’s common stock, $0.0001 par value per share (“Surviving Corporation Stock”), with all fractional shares to be rounded up, and all shares of Samsara Stock shall be cancelled and retired and shall cease to exist.

2.2       The total number of shares of Surviving Corporation Stock to be issued to each holder of shares of Samsara Stock (each a “Samsara Stockholder”) shall be as set forth opposite such Samsara Stockholder’s name in Exhibit A attached hereto.

2.3       Following the Effective Time, the Samsara Stockholders immediately prior to the Effective Time will hold approximately eighty percent (80%) of the issued and outstanding shares of the Surviving Corporation Stock.

2.4       Notwithstanding anything in this Agreement to the contrary, any shares of Samsara Stock that are issued and outstanding as of the Effective Time and that are held by a Samsara Stockholder who has properly exercised his, her, or its appraisal rights under the DGCL (the “Dissenting Shares”) shall not be converted into shares of the Surviving Corporation Stock unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost, his, her or its right to dissent from the Merger under the DGCL and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of the DGCL.

3.       Effective Time.

3.1       As soon as practicable following the satisfaction of the conditions set forth in Section 7 and Section 8 of this Agreement, Darkstar and Samsara shall cause Articles of Merger to be executed and filed with the Office of the Secretary of State of Nevada (the “ Nevada Articles of Merger ”) and a Certificate of Merger to be executed and filed with the Office of the Secretary of State of Delaware (the “ Delaware Certificate of Merger ”).  The Merger shall become effective upon the date and time specified in the Nevada Articles of Merger and the Delaware Certificate of Merger (the “Effective Time”).

4.       Representations and Warranties of DarkStar and Bengio

DarkStar and Bengio hereby represent and warrant to Samsara and the Samsara Stockholders as follows:

4.1       Corporate Organization. DarkStar is a corporation duly organized, validly existing, and within seven (7) days of the signing of this Agreement will be in good standing, under the laws of the State of Nevada, with the requisite corporate power and authority to carry on its business as it is now being conducted, and to own, operate and lease its properties and assets. With respect to the filing of annual returns and the payment of fees required under the laws of the jurisdiction of its incorporation, DarkStar is in compliance with all such laws. DarkStar is not and has not been the subject of any voluntary or involuntary bankruptcy proceeding. DarkStar is currently not in good standing and its status has been “revoked” due to Darkstar’s failure to pay the required annual fees to, and file the required annual reports with, the Office of the Secretary of State of Nevada.

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4.2       Authorization. DarkStar has all requisite power and authority to enter into, execute, deliver, and perform its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by DarkStar and is the valid and binding legal obligation of DarkStar enforceable against DarkStar in accordance with its terms, subject to bankruptcy, moratorium, principles of equity and other limitations limiting the rights of creditors generally. The execution and performance of this Agreement will not constitute a material breach or default of any agreement, contract, charter, indenture, mortgage, license or other instrument or document to which DarkStar or Bengio is party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to DarkStar or Bengio or their respective properties.

4.3 Consents and Approvals. DarkStar has received the requisite majority approval of DarkStar’s board of directors (the "Board") to enter into this Agreement, and shall prior to the Effective Time obtain the requisite majority approval of DarkStar’s shareholders (the "Shareholders") to enter into this Agreement. No other consent, approval, order or authorization of or from, or registration, notification, declaration or filing with any individual or entity is required in connection with the execution, delivery or performance of this Agreement by DarkStar or the consummation by DarkStar of the transactions contemplated herein.

4.4       Non-Contravention. Neither the execution, delivery nor performance of this Agreement and each other transaction document, nor the consummation of the transactions contemplated hereby or thereby will (a) violate, contravene or be in conflict with any provision of the certificate of incorporation, articles of incorporation, charter, or by-laws of DarkStar, or (b) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein.

4.5        Capitalization. The authorized share capital of DarkStar currently consists of 2,000,000,000 shares of Common Stock, par value $0.0001, of which 647,345,000 shares of Common Stock are outstanding as of the date of this Agreement, and 5,000,000 shares of Preferred Stock, par value $0.0001, none of which are outstanding as of the date of this Agreement. No shares of DarkStar Common Stock are reserved for issuance pursuant to any convertible securities, options or warrants. All issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable and are without, and were not issued in violation of, preemptive rights, and have been issued in accordance with all applicable laws, including, but not limited to, the Securities Act. There are 44 stockholders of record of DarkStar.

4.6       Ownership of the Shares of the Surviving Corporation Stock. Upon issuance of shares of the Surviving Corporation Stock to the Samsara Stockholders, the Samsara Stockholders will own the shares of the Surviving Corporation Stock beneficially and of record, free and clear of any liens, claims, security interests, or encumbrances (collectively, “Encumbrances”). There are no agreements (i) granting any pre-emptive right with respect to the Surviving Corporation Stock to any person, (ii) restricting the right of DarkStar to issue the Surviving Corporation Stock to the Samsara Stockholders, or (iii) restricting any other right of the Samsara Stockholders with respect to the Surviving Corporation Stock. Upon issuance to the Samsara Stockholders of the shares of the Surviving Corporation Stock, the Samsara Stockholders will acquire good, valid and marketable title to the shares of the Surviving Corporation Stock, free and clear of any Encumbrances.

4.7   Commission Filings; Financial Statements.

(a) Reports. DarkStar is current in the filing of all forms or reports with the SEC, and has been a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All such reports and statements filed by DarkStar with the SEC (collectively, “SEC Reports”) did not and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading.

(b) Registration Statements. No order suspending the effectiveness of any registration statement of the Company under the Securities Act or the Exchange Act of 1934, as amended, has been issued by the SEC and, to the Company’s knowledge, no proceedings for that purpose have been initiated or threatened by the SEC;

(c) Bad Actors. DarkStar is not and has not, and the past and present officers, directors and affiliates of DarkStar are not and have not, been the subject of, nor does any officer or director of DarkStar have any reason to believe that DarkStar or any of its officers, directors or affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws and do not qualify as “Bad Actors”.

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(d) Financial Statements. The financial statements contained in the Company’s SEC Reports: (i) comply as to form in all material respects with the published rules and regulations of the Commission applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC); and (iii) fairly present, in all material respects, the consolidated financial position of Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of Company and its consolidated subsidiaries for the periods covered thereby. All adjustments considered necessary for a fair presentation of the financial statements have been included. The books of account and other financial records of DarkStar are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices.

4.8       FINRA Approval. FINRA has approved DarkStar’s sponsoring broker-dealer/market maker’s Form 211 application to initiate quotation of DarkStar’s securities pursuant to Rule 15c-211.

4.9       Absence of Undisclosed Liabilities. DarkStar does not have any liabilities, indebtedness, obligations, or claims of any kind whatsoever (“Liabilities”), other than the Liabilities detailed in Schedule 4.9 attached hereto, all of which Liabilities are fully reflected in the balance sheet (the “Balance Sheet”) as at July 31, 2018 and as at January 31, 2019, and are included in DarkStar’s Form 10-K for the year ended July 31, 2018 and its Form 10-Q for the quarter ended January 31, 2019, respectively, as filed with the SEC. The Company has not incurred any liabilities, debts, or other obligations, whether fixed, contingent or otherwise, subsequent to January 31, 2019 and up to the date of this Agreement other than in the ordinary course of business. The details of the Geveva Roth Remark Holding issue are set forth in Schedule 4.9.

4.10        Discharge of Liabilities. Except for the Liabilities set forth in Schedule 4.10 attached hereto, which liabilities shall be settled by Samsara as required for purposes of Closing, as of immediately prior to the Effective Time DarkStar will have paid or discharged all of the Liabilities of DarkStar such that DarkStar shall not have any outstanding Liabilities.

4.11 Assets. The assets of Darkstar are detailed in Schedule 4.11 attached hereto, all of which assets are owned by DarkStar free and clear of any liens, claims, security interests, or encumbrances.

4.12 Interested Party Transactions. No officer, director, or shareholder of DarkStar, or any affiliate of any such person or entity, (an "Interested Party") has a beneficial interest in any contract or agreement to which DarkStar is a party. As of the Effective Time, DarkStar will not have any contract or agreement with any Interested Party.

4.13 No Material Adverse Changes. Since January 31, 2019, there have not been any material adverse changes in the financial, business, or regulatory position of DarkStar.

4.14       Taxes. Except as detailed in Schedule 4.14 attached hereto, DarkStar has timely filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has paid or made adequate provisions for all taxes or assessments which have become due as of the Effective Time, and there are no deficiencies outstanding.

4.15        Litigation. There is no legal, administrative, regulatory, arbitration, or other proceeding, suit, claim or action of any nature, or investigation, review, or audit of any kind, or any judgment, decree, decision, injunction, writ, or order pending, noticed, scheduled, or, to the knowledge of DarkStar and Bengio, threatened or contemplated by or against or involving DarkStar, including but not limited to any letter asserting a claim of any nature whatsoever against DarkStar.

4.16        Compliance. DarkStar is and has been in compliance in all respects with all laws and regulations applicable to DarkStar’s business and operations. DarkStar is not in default (a) under its certificate of incorporation or by-laws, or (b) under any note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which DarkStar is a party or by which any of its properties is bound or affected, or (c) with respect to any law, statute, ordinance, regulation, order, writ, injunction, decree, or judgment of any court or any governmental department, commission, board, bureau, agency or instrumentality.

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4.17        Books and Records. The books of account, minute books, stock record books, and other material records of DarkStar are correct in all material respects and have been maintained in accordance with reasonable business practices. The minute books of DarkStar contain accurate and complete records of all formal meetings of, and corporate action taken by, the directors and officers of DarkStar. At the Effective Time, all of those books and records will be in the possession of DarkStar and delivered to or upon the direction of the Samsara Stockholders.

4.18 Quotation. At least 27,200,000 shares of DarkStar's Common Stock are quoted on the OTC Pink Marketplace, and except as detailed in Schedule 4.18 attached hereto, neither DarkStar nor Bengio has received any notice from FINRA, OTC Markets Group, or any other regulatory authority that would lead them to believe that such quotation has been suspended or delisted or is subject to potential suspension or delisting.

4.19 Disclosure. DarkStar has (and at the Effective Time will have) provided Samsara with all publicly available information regarding events, conditions and facts materially affecting the business, financial conditions or results of operation of DarkStar. DarkStar has not now and will not have, at the Effective Time, withheld disclosure of publicly available information regarding any such events, conditions, and facts which it has knowledge of or has reasonable grounds to know may exist.

4.20       Full Disclosure. No representation or warranty by DarkStar in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by DarkStar pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to complete and correct presentation of all material aspects of the business of DarkStar.

5. Representations and Warranties of Samsara.

Samsara hereby represent and warrant to DarkStar, as follows:

5.1       Organization and Good Standing. Samsara is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority and all governmental licenses, authorizations, consents and approvals required to own, operate and lease its properties and assets and to conduct its business as it is now being owned, operated, leased and conducted. Samsara is duly qualified or licensed to do business as a corporation, and is in good standing as a corporation, in every jurisdiction in which its ownership of property or the character of its business requires such qualification.

5.2       Authorization and Power. Samsara has all power and authority to enter into this Agreement and to carry out the transactions contemplated herein. This Agreement is the valid and binding legal obligation of Samsara enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws that affect creditors’ rights generally.

5.3        Consents and Approvals. No consent is required by any person or entity in connection with the execution, delivery and performance by Samsara, or the consummation of the transactions contemplated herein, that will not have been obtained by the Effective Time.

5.4        Non-Contravention. Neither the execution, delivery nor performance of this Agreement and each other transaction document nor the consummation of the transactions contemplated hereby or thereby will (a) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under any agreement to which Samsara is a party; or (b) violate any law.

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5.5       Samsara Capitalization. As of the date of this Agreement, Samsara is authorized to issue Ten Million shares of Samsara Common Stock, $0.0001 par value per share, of which 5,653,536 shares of Samsara Common Stock are issued and outstanding, and One Million shares of Samsara Preferred Stock, $0.0001 par value per share, none of which are outstanding as of the date of this Agreement. One hundred percent (100%) of the issued and outstanding shares of Samsara Stock are held as of the date of this Agreement by the Samsara Stockholders in the amount of shares as set forth in Exhibit A attached hereto. All outstanding shares of Samsara stock are duly authorized, validly issued, fully paid and non-assessable and have been issued in compliance with applicable laws. There are no declared or accrued but unpaid dividends or distributions with respect to any shares of Company Stock. No shares of Samsara Common Stock are reserved for issuance pursuant to any convertible securities, options or warrants. There are no first preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of capital stock or any other equity interest of Samsara to which Samsara is a party or to which it is bound. There are no first refusal or shareholder rights of whatsoever nature that conflict with, contradict or otherwise undermine the obligations, commitments and covenants of Samsara under this Agreement and the transactions contemplated herein.

5.6       Subsidiaries. Samsara does not have any subsidiaries. Samsara does not hold or own, directly or indirectly, any securities, equity interests, or rights in any other corporation, partnership, joint venture or other person.

5.7 Intellectual Property. Samsara has sufficient title and ownership, or has obtained the unrestricted right to use, free and clear of all liens, claims, restrictions, third-party rights or royalties known to Samsara, in and to patents, trademarks, service marks, trade names, copyrights, moral rights and other proprietary rights and processes, and applications, licenses and rights with respect to the foregoing, and trade secrets, including know-how, inventions, designs, processes, works of authorship, computer programs and technical data and information (collectively herein “Intellectual Property”) used in the conduct of its business as now conducted, without, to the knowledge of Samsara, infringing upon or violating any rights of others.

5.8        Litigation. There is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order pending, noticed, scheduled, or, to the knowledge of Samsara, threatened or contemplated by or against or involving Samsara, its assets, properties or business, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Parties hereto pursuant to the transactions contemplated herein.

5.9 Liabilities. Samsara’s liabilities as of March 31, 2019 are detailed in Schedule 5.9 attached hereto. Samsara has no other liabilities other than liabilities incurred in the ordinary course of business subsequent to March 31, 2019 and expenses related to the Exchange Transaction.

6.       Covenants of the Parties

6.1       Covenants of Darkstar

6.1.1        Conduct of Business. Except as contemplated by this Agreement, during the period, if any, from the date of this Agreement to the Effective Time, DarkStar will conduct its business and operations according to its ordinary and usual course of business consistent with past practices. Without limiting the generality of the foregoing, prior to the Effective Time, without the prior written consent of Samsara, not to be unreasonably delayed, DarkStar will not:

(a)        amend its articles of incorporation or bylaws;

(b)        issue, sell, deliver or pledge or authorize or propose the issuance, sale, delivery or pledge of shares of Common Stock or Preferred Stock of the Company;

(c)        incur, assume, suffer or become subject to, whether directly or by way of guarantee or otherwise, any additional liabilities other than in the ordinary and usual course of business consistent with past practices (this section shall not apply to Bengio Urban Renewal);

(d)        enter into other material agreements, commitments or contracts (this section shall not apply to Bengio Urban Renewal); or

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(e)        agree in writing or otherwise to take any of the foregoing actions or any action which would make any representation or warranty in this Agreement untrue or incorrect in any material respect.

6.1.2 Good Standing. Within seven (7) days of the signing of this Agreement, Darkstar will pay all of its outstanding fees and penalties to, and file all required annual reports with, the Secretary of State of Nevada so as to reinstate Darkstar and restore Darkstar as a company in good standing.

6.1.3       No Liabilities. Darkstar shall ensure that except for the Liabilities set forth on Schedule 4.10, as of immediately prior to the Effective Time, DarkStar will have paid or discharged all of the Liabilities of DarkStar such that DarkStar shall not have any outstanding Liabilities.

6.1.4        Full Access. Throughout the period prior to the Effective Time, DarkStar will afford to Samsara reasonable access to the books and records of DarkStar in order that Samsara may have full opportunity to make such investigations as they will desire to make of the affairs of DarkStar.

6.2       Covenants of Darkstar and Samsara

6.2.1 Completion of Information and Documents. The parties will complete all missing information, exhibits, and schedules to this Agreement as soon as practicable following signing.

6.2.2 Registration Statement on Form S-4. The parties will file a registration statement on Form S-4 with regard to the Merger and the shares of the Surviving Corporation to be issued to the Samsara Stockholders at the Effective Time.

6.2.3        Confidentiality. Each of the Parties hereto agrees that it will not use, or permit the use of, any of the information relating to any other party hereto furnished to him in connection with the transactions contemplated herein (“Information”) in a manner or for a purpose detrimental to such other Party or otherwise than in connection with the transaction, and that they will not disclose, divulge, provide or make accessible (collectively, “Disclose”), or permit the disclosure of, any of the Information to any person or entity, other than their respective directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents, except: (i) that DarkStar may file a Current Report on Form 8-K and other required filings with the Securities and Exchange Commission; and (ii) as may be required by judicial or administrative process or, in the opinion of such Party’s counsel, by other requirements of Law; provided, however, that prior to any Disclosure of any Information permitted hereunder, such Party will first obtain the recipients’ undertaking to comply with the provisions of this Section with respect to such information.

6.2.4       Concurrently with obtaining its approval from its respective majority shareholders for this Agreement and the Merger, (a) Samsara shall notify each Samsara Stockholder who is entitled to appraisal rights that the Merger has been approved by the Samsara Stockholders and that appraisal rights are available, and Samsara shall include in such notice a copy of the relevant section of the DGCL; and (b) Darkstar shall notify each holder of shares of Darkstar who is entitled to a right of dissent with respect to the Merger that the Merger has been approved by the stockholders of Darkstar and that such stockholder is entitled to dissent and obtain payment of the fair value of his shares, and Darkstar shall include in such notice a copy of the relevant sections of the NRS .

6.2.5        Filings; Consents; Removal of Objections. Subject to the terms of this Agreement, each of the Parties shall take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including without limitation obtaining all consents of any person or entity, whether private or governmental, required in connection with the consummation of the transactions contemplated herein. In furtherance, and not in limitation of the foregoing, it is the intent of the Parties to consummate the transaction at the earliest practicable time, and they respectively agree to exert commercially reasonable efforts to that end, including without limitation: (i) the removal or satisfaction, if possible, of any objections to the validity or legality of the transactions contemplated herein; and (ii) the satisfaction of the conditions to consummation of the transactions contemplated hereby. For purposes of clarity, Samsara shall finance the requisite securities law and corporate filings during the period between execution of this Agreement and the Effective Time.

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6.2.6        Further Assurances; Cooperation; Notification.

(a)        Each of the Parties will, before, at and after Effective Time, execute and deliver such instruments and take such other actions as the other Party may reasonably require in order to carry out the intent of this Agreement.

(b)       Bengio agrees to provide assistance in delivering to Samsara any additional corporate records, financial information, information regarding corporate acquisitions and divestitures, rescission agreements and other information related to DarkStar that is in the possession of, or available to Bengio.

(c)        At all times from the date hereof until the Effective Time, each of the Parties will promptly notify the other in writing of the occurrence of any event which he reasonably believes will or may result in a failure by such Party to satisfy the conditions specified in this Article 6.

6.2.7 Public Announcements. None of the Parties hereto will make any public announcement with respect to the transactions contemplated herein without the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed; provided, however, that either of the Parties hereto may at any time make any announcements that are required by applicable law so long as the Party so required to make an announcement promptly upon learning of such requirement notifies the other Party of such requirement and discusses with the other Party in good faith the exact proposed wording of any such announcement.

6.2.8        Satisfaction of Conditions Precedent. Each Party will use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are applicable to it, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all material consents and authorizations of third parties and to make filings with, and give all notices to, third parties that may be necessary or reasonably required on his part in order to effect the transactions contemplated hereby.

7.       Conditions to Obligations of Samsara

Notwithstanding any other provision of this Agreement to the contrary, the obligation of Samsara to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Effective Time, or waiver by Samsara, of each of the following conditions:

7.1 Completion of Information and Documents. The completion of all missing information, exhibits, and schedules to this Agreement to the satisfaction of Samsara.

7.2       Increase in Authorized Share Capital. Prior to the Effective Time, Darkstar will have amended its Articles of Incorporation to increase the number of authorized shares of common stock of Darkstar from 2,000,000,000 shares to 5,000,000,000 shares.

7.3 Spin-Off Transaction. Immediately prior to the Effective Time, DarkStar will complete the sale of DarkStar’s wholly-owned Israeli subsidiary, Bengio Urban Renewals Ltd (“Bengio Urban”) to Bengio, through the sale of 100% of the issued and outstanding shares of Bengio Urban and all of DarkStar’s interest in Bengio Urban (including all debts and liabilities owed by DarkStar to Bengio Urban and the debts of Bengio Urban to DarkStar) to Bengio, (the "Spin-Off"). DarkStar will sell 100% of its interests of Bengio Urban to Bengio in exchange for all debts, liabilities and obligations of Bengio Urban being assigned to and assumed by Bengio and with no other consideration.

7.4 Private Placement. Prior to the Effective Time, DarkStar will have entered into subscription agreements with investors, pursuant to Regulation D and/or Regulation S under the Securities Act of 1933, as amended, and any and all applicable state securities laws, to raise $500,000 at a pre-money company valuation of $5,000,000 through the sale of shares of Darkstar’s Common Stock and warrants (the “PP”). The subscription agreements shall be in a form acceptable to Samsara. The closing of the PP shall take place at the Effective Time immediately following the Effective Time.

7.5 Form S-4 Registration Statement. The Registration Statement on Form S-4 shall have been declared effective by the Securities and Exchange Commission.

7.6        Representations and Warranties of DarkStar and Bengio. The representations and warranties of DarkStar and Bengio contained in this Agreement will be true, complete and accurate in all material respects as of the date when made and at and as of the Effective Time as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Effective Time with respect to such date or period.

7.7        Performance. Darkstar and Bengio will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by DarkStar and Bengio on or prior to the Effective Time.

7.8        Required Approvals and Consents.

(a)        All action required by law to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

(b)        All consents of or from all authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and Samsara will have received copies thereof.

7.9 Discharge of Liabilities. DarkStar will have paid or discharged DarkStar’s Liabilities and will have provided Samsara with satisfactory proof of such payments or discharges, such that DarkStar shall not have any outstanding Liabilities as of the Effective Time, except for those Liabilities set forth on Schedule 4.10.

7.10 Current with all Filings. DarkStar shall be current with all of its filings of all forms and reports with the SEC.

7.11        Adverse Changes. No material adverse change will have occurred in the business, financial condition, prospects, assets or operations of DarkStar since January 31, 2018, the quarter-end date of the Company’s quarterly report on Form 10-Q, as filed with the Commission on March 19, 2019.

7.12        No Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of the Purchasing Parties, individually or in the aggregate, otherwise have a material adverse effect on Darkstar’s business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

8.       Conditions to Obligations of DarkStar and Bengio

Notwithstanding anything in this Agreement to the contrary, the obligation of DarkStar and Bengio to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Effective Time the following conditions:

8.1 Form S-4 Registration Statement. The Registration Statement on Form S-4 shall have been declared effective by the Securities and Exchange Commission.

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8.2        Representations and Warranties True. The representations and warranties of Samsara contained in this Agreement will be true, complete and accurate in all material respects as of the date when made and at and as of the Effective Time, as though such representations and warranties were made at and as of such time, except for changes permitted or contemplated in this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Effective Time with respect to such date or period.

8.3        Performance. Samsara will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Samsara at or prior to the Effective Time.

8.4        Required Approvals and Consents. All action required by law to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

8.5        Adverse Changes. No material adverse change will have occurred in the ability of Samsara to perform their obligations under this Agreement.

9.       Intentionally Left Blank

10.       Indemnification.

10.1       Indemnification. From and after the Effective Time, Bengio agrees to indemnify, defend and hold Samsara and the Samsara Stockholders, their affiliates (including, after the Effective Time, the Surviving Corporation) and their respective officers, directors, stockholders, employees, agents and representatives (the “Indemnified Parties”) harmless from and in respect of any and all losses, damages, costs and reasonable expenses (including reasonable fees and expenses of counsel including both those incurred in connection with the defense or prosecution of the indemnifiable claim and those incurred in connection with the enforcement of this provision, whether or not related to a third-party claim) (collectively, “Losses”), that they may incur arising out of or due to any (a) breach of any representation or warranty of DarkStar or Bengio contained in this Agreement or (b) breach of any covenant of DarkStar or Bengio contained in this Agreement or (c) agreements between Bengio and Raanan Bar Zohar and/or between Bengio and TCSM Inc.

10.2       Procedure. If there occurs an event which a party asserts is an indemnifiable event pursuant to Section 10.1, the party or parties seeking indemnification shall notify the other party or parties obligated to provide indemnification (the “Indemnifying Party”) promptly, but no later than forty-five (45) days, after such Indemnified Party receives written notice of any claim, event or matter as to which indemnity may be sought; provided that the failure of the Indemnified Party to give notice as provided shall not relieve any Indemnifying Party of its obligations under Section 10.1, except to the extent that such failure materially prejudices the rights of any such Indemnifying Party. In the event of any claim, action, suit, proceeding or demand asserted by any Person who is not a party (or a successor to a party) to this Agreement (a “Third-Party Claim”) which is or gives rise to an indemnification claim, the Indemnifying Party may elect within fifteen (15) business days to acknowledge its obligations to indemnify the Indemnified Party therefor and to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at the Indemnified Party’s expense, which shall include counsel of its choice; provided that the Indemnified Party shall have the right to employ, at the Indemnifying Party’s expense, one counsel of its choice in each applicable jurisdiction (if more than one jurisdiction is involved) to represent the Indemnified Party if, in the Indemnified Party’s reasonable judgment, there exists an actual conflict of interest between the Indemnified Party and the Indemnifying Party or if the Indemnifying Party (i) elects not to defend, compromise or settle a Third-Party Claim, (ii) fails to notify the Indemnified Party within the required time period of its election as provided in this section, or (iii) having timely elected to defend a Third-Party Claim, fails, in the reasonable judgment of the Indemnified Party, after at least fifteen (15) days’ notice to the Indemnifying Party, to adequately prosecute or pursue such defense, and in each such case the Indemnified Party may defend such Third-Party Claim on behalf of and for the account and risk of the Indemnifying Party. The Indemnifying Party, in the defense of any such claim or litigation, shall not, except with the consent of the Indemnified Party, consent to entry of any judgment or entry into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation. The Indemnified Party shall not settle or compromise any such claim without prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnified Party shall furnish such information regarding itself or the claim in question and render assistance as the Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

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10.3       Without derogating from Section 10.1 above, in the event of a breach of Section 6.1.3, and in the event Bengio fails to make payment in cash to the Surviving Corporation in the amount of Bengio’s liability within seven (7) days of written notice, then the Surviving Corporation may demand and implement the discharge of Bengio’s liability by having Bengio forfeit and transfer to the Surviving Corporation such number of shares of the Surviving Corporation Stock held by Bengio that is equal in value to Bengio’s liability for breach of Section 6.1.3. The value of each share shall be determined according to the average closing price of the Surviving Corporation's common stock during the seven (7) day period preceding Bengio's failure to make payment.

11.        Miscellaneous

11.1       Entire Agreement. This Agreement constitutes the entire agreement between the Parties in respect of the matters referred to herein and supersedes all prior agreements, written or oral, with respect hereof.

11.2       Amendments. No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the Parties unless such alteration, amendment, modification or interpretation is in written form executed by both of the Parties hereto.

11.3       Execution. The Parties shall execute and deliver all such further documents and instruments and do all such acts and things as any Party may reasonably require in order to carry out the full intent and meaning of this Agreement.

11.4       Invalidity. If any term or provision of this Agreement is determined to be illegal, unenforceable or invalid, in whole or in part for any reason, such term or provision shall be deemed limited in scope and effect to the minimum extent necessary to make such term or provision legal, enforceable and valid, and in the event no such limiting construction may be made, the term or provision shall be stricken from this Agreement and such term or provision shall not affect the legality, enforceability or validity of the remainder of this Agreement.

11.5       Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the meaning or interpretation of this Agreement.

11.6       Notice. Any notice, request, demand and other communication to be given under this Agreement shall be in writing and shall be delivered to the Parties at their respective e-mail addresses below or to such other addresses as may be given in writing by the Parties in the manner provided for in this paragraph and shall be deemed to be delivered on the date of actual delivery.

Notice to DarkStar and Bengio:

Avraham Bengio

bengio2010@gmail.com

Notice to Samsara:

Atara Dzikowski

atara@samsaraluggage.com

11.7       Successors and Assigns. This Agreement shall enure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators, successors and assigns.

11.8       Governing Jurisdiction. This Agreement and all related agreements, exhibits and attachments shall be subject to, governed by and construed in accordance with the laws of the State of New York.  Jurisdiction and venue shall reside in the State of New York for any action or proceeding instituted by Bengio against Samsara or Darkstar. Jurisdiction and venue shall reside in the State of Israel for any action or proceeding instituted by Samsara or Darkstar against Bengio.

11.9       Counterparts. This Agreement may be executed and sent by fax and in counterparts, as is deemed necessary to carry out the execution of this Agreement, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement on May 10, 2019.

DarkStar Ventures, Inc. /s/ Avraham Bengio Name: Avraham Bengio Title: CEO Date: Avraham Bengio /s/ Avraham Bengio Avraham Bengio Date:

Samsara Luggage, Inc. /s/Atara Dzikowski Name: Atara Dzikowski Title: CEO Date:

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